Exhibit 35.1


                          SERVICER COMPLIANCE STATEMENT
                            ss.1123 of REGULATION AB

      I, Jay Bray, Executive Vice President and Chief Financial Officer of Nationstar Mortgage LLC (formerly "Centex Home Equity Company, LLC") ("Nationstar"), hereby certify that:

      (1) Based on my knowledge, Nationstar has fulfilled all of its obligations under the respective Pooling and Servicing Agreements in all material respects throughout the reporting period, except as described in Item 1122, Certification Regarding Compliance with Applicable Servicing Criteria;

      (2) I am responsible for reviewing the activities performed by Nationstar as servicer under the respective Pooling and Servicing Agreements, and based on my knowledge and the compliance review conducted in preparing the Report on Assessment of Compliance and except as disclosed in the Report on Assessment of Compliance and the Attestation Report, Nationstar has fulfilled its obligations under the respective Pooling and Servicing Agreements in all material respects.


Nationstar Mortgage LLC


By: /s/  Jay Bray
    -------------------------------------------------------
Name: Jay Bray
Title: Executive Vice President and Chief Financial Officer


Date: March 15, 2008